UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2013

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

7201 Metro Boulevard
Minneapolis, MN 55439

(Address of principal executive offices and zip code)

(952) 947-7777

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Regis Corporation
Current Report on Form 8-K

ITEM 5.02            DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously reported by Regis Corporation (the “Company”) in a news release issued on October 31, 2013, Jim B. Lain, has been appointed Executive Vice President and Chief Operating Officer of the Company, effective November 11, 2013.

Mr. Lain, age 49, currently serves as Vice President, Gap Specialty of The Gap, Inc., a position he has held since 2011.  Prior to that he served as Senior Regional Director, Gap Outlet, from 2006 to 2011.  Prior to joining The Gap, Mr. Lain served as Vice President of Galyan’s Trading Company Inc./Dick’s Sporting Goods from 1998 to 2006.  Mr. Lain began his professional career with Target Corporation in 1986.

In connection with Mr. Lain’s appointment as Executive Vice President and Chief Operating Officer, the Company will enter into an employment agreement with Mr. Lain, effective upon his commencement of employment, the key terms of which are as follows:

•                  Mr. Lain’s initial base salary through the period ending June 30, 2014 will be $400,000 annually.  Thereafter Mr. Lain’s base salary will be subject to annual review by the Board of Directors for the Company.

•                  Mr. Lain will be eligible for an annual incentive award equal to 45% of his then-current base salary (which will be prorated for the portion of the year worked) for achievement of target performance, with an actual payout that may be less than or greater than 45% of his base salary for actual performance that is less than or greater than target, respectively. In addition, Mr. Lain will receive a one-time sign-on bonus on his start date equal to $130,000, which amount must be repaid to the Company if he leaves the Company under certain circumstances, such as termination for cause or termination without good reason, within three years of his start date.

•                  Mr. Lain will be entitled to participate in the Company’s long-term equity incentive program.  For the Company’s fiscal year ending June 30, 2014, he will receive equity awards with a targeted value of $300,000 (which will be prorated for the portion of the year worked) which consists of 20% restricted stock units, 40% performance share awards and 40% stock appreciation rights, consistent with the Company’s equity compensation program for senior executives.

•                  In addition to his participation in the Company’s long-term equity incentive program, Mr. Lain will receive a special equity award upon his commencement of employment which will consist of restricted stock units having a value equal to $560,000 that will vest in full at the end of five years if he remains employed by the Company.

•                  Mr. Lain will be entitled to severance if he is terminated without cause or if he terminates for good reason.  If Mr. Lain is terminated without cause or if he terminates for good reason, he will receive an amount equal to one times his annual base salary plus a prorated portion of any bonus he would have earned for the year of termination (based on actual performance), plus 12 months of benefits continuation coverage.  If Mr. Lain’s employment is terminated without cause or if he terminates for good reason within 24 months following a change of control, then he will receive an amount equal to two times his annual base salary plus two times the target annual bonus for the year of termination, as well as up to 18 months of benefits continuation payments.  The severance payments will be paid over the course of the severance period and will be offset by any compensation Mr. Lain receives from other employment during the severance period.  The severance payments are also contingent upon signing and not rescinding a release and complying with certain non-competition and non-solicitation provisions.

•                  Mr. Lain will participate in the Company’s other benefit programs generally available to new senior executives of the Company.

•                  The Company will provide certain relocation benefits to Mr. Lain.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

EXHIBIT NUMBER

99	Regis Corporation News Release dated October 31, 2013

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: October 31, 2013	By:	/s/ Eric Bakken
Name: Eric Bakken, Title: Secretary

EXHIBIT INDEX

EXHIBIT NUMBER

99	Regis Corporation News Release dated October 31, 2013